AMENDMENT TO SCHEDULE A

of

ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 27th day of June, 2007 amends that certain administration agreement, dated as of July 1, 2006 between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust (each, a “Fund” and together the “Funds”) and Phoenix Equity Planning Corporation, a Connecticut Corporation (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the Trusts and the Funds wish to amend Schedule A of the Administration Agreement.

NOW, THEREFORE, in consideration of the foregoing premise, Schedule A to the Administration Agreement is hereby replaced with Schedule A attached hereto and made a part hereof. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

PHOENIX ADVISER TRUST
PHOENIX ASSET TRUST
PHOENIX EQUITY SERIES FUND
PHOENIX EQUITY TRUST
PHOENIX INSIGHT FUNDS TRUST
PHOENIX INSTITUTIONAL MUTUAL FUNDS
PHOENIX INVESTMENT SERIES FUND
PHOENIX INVESTMENT TRUST 06
PHOENIX INVESTMENT TRUST 97
PHOENIX MULTI-PORTFOLIO FUND
PHOENIX OPPORTUNITIES TRUST
PHOENIX PHOLIOsSM
PHOENIX SERIES FUND
PHOENIX STRATEGIC EQUITY SERIES FUND

By:	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:	Senior Vice President

PHOENIX EQUITY PLANNING CORPORATION

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

APPENDIX A

Phoenix Adviser Trust
Phoenix Focused Value Fund
Phoenix Foreign Opportunities Fund

Phoenix Asset Trust
Phoenix Rising Dividends Fund
Phoenix Small-Mid Cap Fund

Phoenix Equity Series Fund
Phoenix Growth & Income Fund

Phoenix Equity Trust
Phoenix Mid-Cap Value Fund
Phoenix Value Opportunities Fund
Phoenix Worldwide Strategies Fund

Phoenix Insight Funds Trust
Phoenix Insight Balanced Fund
Phoenix Insight Bond Fund
Phoenix Insight Core Equity Fund
Phoenix Insight Emerging Markets Fund
Phoenix Insight Equity Fund
Phoenix Insight Government Money Market Fund
Phoenix Insight High Yield Bond Fund
Phoenix Insight Index Fund
Phoenix Insight Intermediate Government Bond Fund
Phoenix Insight Intermediate Tax-Exempt Bond Fund
Phoenix Insight Money Market Fund
Phoenix Insight Short/Intermediate Bond Fund
Phoenix Insight Small-Cap Growth Fund
Phoenix Insight Small-Cap Opportunity Fund
Phoenix Insight Small-Cap Value Fund
Phoenix Insight Tax-Exempt Bond Fund
Phoenix Insight Tax-Exempt Money Market Fund

Phoenix Institutional Mutual Funds
Phoenix Institutional Bond Fund
Phoenix Low-Duration Core Plus Bond Fund

Phoenix Investment Series Fund
Phoenix Income & Growth Fund

Phoenix Investment Trust 06
Phoenix All-Cap Growth Fund
Phoenix Small-Cap Growth Fund

Phoenix Investment Trust 97
Phoenix Quality Small-Cap Fund
Phoenix Small-Cap Sustainable Growth Fund
Phoenix Small-Cap Value Fund
Phoenix Value Equity Fund

Phoenix Multi-Portfolio Fund
Phoenix International Strategies Fund

Phoenix Opportunities Trust
Phoenix Bond Fund

Phoenix CA Tax-Exempt Bond Fund
Phoenix Core Bond Fund
Phoenix Earnings Driven Growth Fund
Phoenix Emerging Markets Bond Fund
Phoenix Global Utilities Fund
Phoenix Growth Opportunities Fund
Phoenix High Yield Fund
Phoenix Market Neutral Fund
Phoenix Money Market Fund
Phoenix Multi-Sector Fixed Income Fund
Phoenix Multi-Sector Short Term Bond Fund
Phoenix Real Estate Securities Fund

Phoenix PHOLIOsSM
Phoenix Diversifier PHOLIO
Phoenix Wealth Accumulator PHOLIO
Phoenix Wealth Builder PHOLIO
Phoenix Wealth Guardian PHOLIO

Phoenix Series Fund
Phoenix Balanced Fund
Phoenix Capital Growth Fund
Phoenix Mid-Cap Growth Fund

Phoenix Strategic Equity Series Fund
Phoenix Dynamic Growth Fund
Phoenix Strategic Growth Fund